As filed with the U.S. Securities and Exchange Commission on December 20, 2024.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MGO GLOBAL INC.

(Exact name of registrant as specified in its charter)

Delaware	5961	87-3929852
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1515 SE 17th Street, Suite 121/#460236

Fort Lauderdale, Florida 33346

Phone: 347-913-3316

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Maximiliano Ojeda

Chief Executive Officer

1515 SE 17th Street, Suite 121/#460236

Fort Lauderdale, Florida 33346

Phone: 347-913-3316

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Ross D. Carmel, Esq. Jeffrey P. Wofford, Esq. Anna Chaykina, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 (212) 930-9700	Barry Grossman, Esq. Matthew Bernstein, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-282517

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement is being filed pursuant to Rule 462(b) and General Instruction V to Form S-1, both promulgated under the Securities Act of 1933, as amended, and is being filed for the sole purpose of increasing the proposed maximum aggregate offering price of the securities offered by MGO Global Inc. (the “Company”) by $1,000,000. This registration statement relates to the Company’s registration statement on Form S-1 (File No. 333-282517), as amended (the “Prior Registration Statement”), declared effective by the Securities and Exchange Commission on December 20, 2024. The contents of the Prior Registration Statement are incorporated herein by reference.

The required opinion, consents and filing fee-related information are listed on an Exhibit Index attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

Item 16. Exhibits and Financial Statement Schedules

All exhibits filed with or incorporated by reference in Registration Statement No. 333-282487 are incorporated by reference into, and shall be deemed to be part of, this Registration Statement, except for the following, which are filed herewith:

5.1	Opinion of Sichenzia Ross Ference Carmel LLP

23.1	Consent of Assurance Dimensions dated December 20, 2024

23.2	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1)

107	Filing Fee Table

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fort Lauderdale, State of Florida, on December 20, 2024.

MGO GLOBAL INC.

By:	/s/ Maximiliano Ojeda
Maximiliano Ojeda
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Maximiliano Ojeda	Chief Executive Officer and Chairman	December 20, 2024
Maximiliano Ojeda	(Principal Executive Officer)

/s/ Dana Perez	Chief Financial Officer	December 20, 2024
Dana Perez	(Principal Accounting Officer)

/s/ Virginia Hilfiger*	Director	December 20, 2024
Virginia Hilfiger

/s/ Julian Groves*	Director	December 20, 2024
Julian Groves

/s/ Obie McKenzie*	Director	December 20, 2024
Obie McKenzie

/s/ Jeff Lerner*	Director	December 20, 2024
Jeff Lerner

/s/ Paul Wahlgren*	Director	December 20, 2024
Paul Wahlgren

/s/ Ping Rawson*	Director	December 20, 2024
Ping Rawson
*By: /s/ Maximiliano Ojeda
Maximiliano Ojeda Attorney-in-fact

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